As filed with the Securities and Exchange Commission on October 29, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Union Pacific Corporation

(Exact name of Registrant as specified in its charter)

Utah	4011	13-2626465
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1400 Douglas Street

Omaha, Nebraska 68179

Telephone: (402) 544-5000

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

James J. Theisen, Jr.

Associate General Counsel and Assistant Secretary

1400 Douglas Street

Omaha, Nebraska 68179

Telephone: (402) 544-5000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Jonathan A. Koff, Esq.

Chapman and Cutler LLP

111 West Monroe Street

Chicago, Illinois 60603

(312) 845-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
5.78% Notes due 2040	$375,900,000	100%	$375,900,000	$26,801.67(1)

(1)	Calculated pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED OCTOBER 29, 2010

PROSPECTUS

UNION PACIFIC CORPORATION

Offer to Exchange

Up to $375,900,000 Principal Amount of

5.78% Notes due 2040

for

a Like Principal Amount of

5.78% Notes due 2040

which have been registered under the Securities Act of 1933

Union Pacific Corporation (“Union Pacific”, the “Company”, the “Issuer”, “we”, “us” or “our”) is offering to exchange registered 5.78% Notes due 2040 (the “Exchange Notes”) for its outstanding unregistered 5.78% Notes due 2040 (the “Original Notes”). The Original Notes and the Exchange Notes are sometimes referred to in this prospectus together as the “Notes”. The terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights and related additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes. The Original Notes may only be tendered in an amount equal to $1,000 in principal amount or in integral multiples of $1,000 in excess thereof. This offer is subject to certain customary conditions and will expire at 5:00 p.m., New York City time, on                     , unless the Issuer extends it. The Exchange Notes will not trade on any established exchange.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Union Pacific has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”.

Please see “Risk Factors” beginning on page 6 for a discussion of certain factors you should consider in connection with this Exchange Offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010.

We are solely responsible for the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for any other information that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy the Notes in any jurisdiction or under any circumstances in which the offer or sale is unlawful. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of such information.

Except as otherwise indicated, this prospectus speaks as of the date of this prospectus. Neither the delivery of the prospectus nor any sale of any Notes shall, under any circumstances, create any implication that there have been no changes in our affairs after the date of this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to this Exchange Offer. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. You should refer to the registration statement, including the exhibits, for further information about the Exchange Notes being offered hereby. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website or at its facilities described below.

We are subject to the information requirements of the Exchange Act, and the rules and regulations thereunder, and accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also read and copy these documents at the offices of NYSE Euronext, 11 Wall Street, New York, New York 10005.

You may request a copy of any filings referred to above, at no cost, by contacting Union Pacific at the following address: Union Pacific Corporation, 1400 Douglas Street, Omaha, Nebraska 68179, Attention: Corporate Secretary (telephone (402) 544-5000).

To obtain timely delivery of any copies of filings requested from us, please write or telephone us no later than                     , 2010.

INCORPORATION BY REFERENCE

We are incorporating by reference into this prospectus the information that we file with the SEC, which means that we are disclosing important information to you in those documents. The information incorporated by reference is an important part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the effectiveness of the registration statement and prior to the termination of the offering under this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009*;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010 and September 30, 2010; and

•	our Current Reports on Form 8-K filed with the Commission on May 6, 2010, May 10, 2010, June 10, 2010, June 11, 2010, June 25, 2010, July 12, 2010, July 30, 2010, August 2, 2010 and October 25, 2010.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document incorporated by reference modifies or supersedes the statement. Any such statement or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

*	Items 5, 6, 7, 8, and 15 of the Form 10-K have been superseded by information contained in the Company’s Current Report on Form 8-K dated October 25, 2010.

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FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and statements in other reports or information filed or to be filed with the SEC and incorporated by reference herein or therein (as well as information included in oral statements or other written statements made or to be made by us), are, or will be, forward-looking statements as defined by the Securities Act and the Exchange Act. These forward-looking statements and information include, without limitation, (A) statements and information in our Current Reports on Form 8-K and our reports on Forms 10-K and 10-Q (including statements and information (i) identified under the caption “Cautionary Information” in such periodic and annual reports and (ii) incorporated by reference herein or in our reports filed with the SEC) and (B) statements and information regarding: expectations as to operational or service improvements; expectations regarding the effectiveness of steps taken or to be taken to improve operations, service, infrastructure, and the transportation plan; expectations as to cost savings, revenue growth, and earnings; the time by which goals, targets, or objectives will be achieved; projections, predictions, expectations, estimates, or forecasts as to our business, financial and operational results, future economic performance, and general economic conditions; proposed new products and services; estimates of costs relating to environmental remediation and restoration; expectations that claims, litigation, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated results of operations, financial condition, or liquidity and any other similar expressions concerning matters that are not historical facts.

Forward-looking statements and information reflect the good faith consideration by management of currently available information, and may be based on underlying assumptions believed to be reasonable under the circumstances. However, such information and assumptions (and, therefore, such forward-looking statements and information) are or may be subject to variables or unknown or unforeseeable events or circumstances over which management has little or no influence or control. The Risk Factors in Item 1A of our 2009 Annual Report on Form 10-K, filed February 5, 2010, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements, and this prospectus should be read in conjunction with these Risk Factors, and you should review the information under the caption “Risk Factors” in this prospectus. To the extent circumstances require or we deem it otherwise necessary, we will update or amend these risk factors in a Form 10-Q or Form 8-K. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.

Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

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SUMMARY

This summary highlights selected information from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus including the “Risk Factors” section and the consolidated financial statements and related notes incorporated by reference herein. As used in this prospectus, unless otherwise indicated, “Union Pacific”, “the Company”, “we”, “our” and “us” are used interchangeably to refer to Union Pacific Corporation or to Union Pacific Corporation and its consolidated subsidiaries, as appropriate to the context.

Union Pacific Corporation

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad Company, links 23 states in the western two-thirds of the country and serves the fastest-growing U.S. population centers. Union Pacific Railroad Company’s diversified business mix includes agricultural products, automotive, chemicals, energy, industrial products and intermodal. It offers competitive routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific Railroad Company connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico.

Our executive offices are located at 1400 Douglas Street, Omaha, Nebraska 68179, and our telephone number is (402) 544-5000. We will, upon request, provide without charge to each person to whom this prospectus is delivered a copy of any or all of the documents incorporated or deemed to be incorporated by reference into this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or oral requests should be directed to: Union Pacific Corporation, 1400 Douglas Street, Omaha, Nebraska 68179, Attention: Corporate Secretary (telephone (402) 544-5000).

Summary of the Terms of the Exchange Offer

Background	On July 14, 2010, we completed a private offer to exchange certain of our outstanding debt securities for $375,900,000 aggregate principal amount of the Original Notes. In connection with the private offer to exchange, we entered into a registration rights agreement (the “Registration Rights Agreement”) in which we agreed, among other things, to conduct an exchange offer (the “Exchange Offer”).

The Exchange Offer	We are offering to exchange our Exchange Notes which have been registered under the Securities Act for a like principal amount of our outstanding, unregistered Original Notes. Original Notes may only be tendered in an amount equal to $1,000 in principal amount or in integral multiples of $1,000 in excess thereof. See “The Exchange Offer—Terms of the Exchange”.

Resale of Exchange Notes	Based upon the position of the staff of the SEC as described in previous no–action letters, we believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will acknowledge that:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes; and

•	you are not our “affiliate” as defined under Rule 405 of the Securities Act.

We do not intend to apply for listing of the Exchange Notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the Exchange Offer or, if developed, that such market will be sustained or as to the liquidity of any market.

Each broker–dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker–dealer as a result of market–making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes during the 180 days after the expiration of this Exchange Offer. See “Plan of Distribution”.

Consequences If You Do Not Exchange Your Original Notes	Original Notes that are not tendered in the Exchange Offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such Original Notes unless:

•	you are able to rely on an exemption from the requirements of the Securities Act; or

•	the Original Notes are registered under the Securities Act.

After the Exchange Offer is closed, we will no longer have an obligation to register the Original Notes, except under limited circumstances. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market for any remaining Original Notes will be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offer—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid”.

Expiration Date	The Exchange Offer will expire at 5:00 p.m., New York City time, on , unless we extend the Exchange Offer. See “The Exchange Offer—Expiration Date; Extensions; Amendments”.

Issuance of Exchange Notes	We will issue Exchange Notes in exchange for Original Notes tendered and accepted in the Exchange Offer promptly following the Expiration Date (unless extended as described in this prospectus). See “The Exchange Offer—Terms of the Exchange”.

Certain Conditions to the Exchange Offer	The Exchange Offer is subject to certain customary conditions, which we may amend or waive. The Exchange Offer is not conditioned upon any minimum principal amount of outstanding notes being tendered. See “The Exchange Offer—Conditions to the Exchange Offer”.

Special Procedures for Beneficial Holders	If you beneficially own Original Notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the Exchange Offer, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the Exchange Offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either arrange to have the Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time. See “The Exchange Offer—Procedures for Tendering”.

Withdrawal Rights	You may withdraw your tender of Original Notes at any time before the exchange offer expires. See “The Exchange Offer—Withdrawal of Tenders”.

U.S. Federal Income Tax Consequences	The exchange pursuant to the Exchange Offer generally will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations”.

Use of Proceeds	We will not receive any proceeds from the exchange or the issuance of Exchange Notes in connection with the Exchange Offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent in connection with the Exchange Offer.

Summary of the Terms of the Exchange Notes

The following summary contains basic information about the Exchange Notes, and is not intended to be complete. Other than the restrictions on transfer and registration rights and special interest provisions, the Exchange Notes will have the same financial terms and covenants as the Original Notes. For a more complete understanding of the Exchange Notes, please refer to the section entitled “Description of the Exchange Notes” in this prospectus.

Issuer	Union Pacific Corporation, a Utah corporation.

Securities Offered	$375,900,000 aggregate principal amount of 5.78% notes due July 15, 2040.

Maturity Date	July 15, 2040.

Interest	The Exchange Notes will bear interest at the rate of 5.78% from the most recent date to which interest on the Original Notes has been paid or, if no interest has been paid on the Original Notes, from July 14, 2010. Interest is payable semiannually on January 15 and July 15 of each year to holders of record on the preceding January 1 and July 1, respectively, whether or not that day is a business day.

Ranking	The Exchange Notes will be our direct, unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The Exchange Notes will be effectively subordinated to existing and future indebtedness and other liabilities of our subsidiaries and to any of our existing and future secured indebtedness.

Optional Redemption	We may redeem the Exchange Notes at any time at our option, in whole or in part, at a redemption price equal to 100% of the principal amount plus a “make–whole” premium. See “Description of the Exchange Notes—Optional Redemption”.

Change of Control Repurchase Event	Upon a change of control repurchase event, we will be required to make an offer to repurchase each holder’s Exchange Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the Exchange Notes—Change of Control Repurchase Event”.

Certain Covenants	The indenture governing the Exchange Notes (the “Indenture”) contains covenants restricting our ability, with certain exceptions, to:

•	incur debt secured by liens on any domestic subsidiary; and

•	consolidate with, merge into or convey or transfer our properties and assets substantially as an entirety to, another person.

See “Description of the Exchange Notes—Limitation on Liens of Domestic Subsidiaries” and “Description of the Exchange Notes—Consolidation, Merger, Sale or Conveyance”.

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the Exchange Notes, see “Description of the Exchange Notes—Events of Default”.

Listing	We do not intend to list the Exchange Notes on any securities exchange.

Use of Proceeds	We will not receive any proceeds from the Exchange Offer. See “Use of Proceeds”.

Book-Entry Depository	The Depository Trust Company (“DTC”).

Trustee, Registrar and Transfer Agent	The Bank of New York Mellon Trust Company, N.A.

Governing Law	State of New York.

Risk Factors	You should consider carefully all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled “Risk Factors” for an explanation of certain risks of participating in the Exchange Offer.

RISK FACTORS

You should consider carefully the following risks relating to the Exchange Offer and the Notes, together with the risks and uncertainties discussed under “Forward-Looking Statements” and the other information included or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2009 before deciding whether to participate in the Exchange Offer. Additional risks and uncertainties not currently known to the Company, or that the Company currently does not deem material, also may materially impair the Company’s financial condition, results of operations or liquidity.

Risks Relating to the Exchange Offer

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

Original Notes that you do not tender or we do not accept will, following the Exchange Offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue Exchange Notes in exchange for the Original Notes pursuant to the Exchange Offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering”. These procedures and conditions include timely receipt by the Exchange Agent of such Original Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC).

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Original Notes outstanding. Following the Exchange Offer, if you do not tender your Original Notes you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

If an active trading market does not develop for the Exchange Notes, you may be unable to sell the Exchange Notes or to sell them at a price you deem sufficient.

The Exchange Notes are a new issue of securities for which there is currently no public trading market. We do not intend to list the Exchange Notes on any national securities exchange or automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the Exchange Offer or, if it develops, that such market will be sustained, or as to the liquidity of any market. If an active market does not develop or is not sustained, the market price and the liquidity of the Exchange Notes may be adversely affected. In addition, the liquidity of the trading market for the Exchange Notes, if it develops, and the market price quoted for the Exchange Notes, may be adversely affected by changes in the overall market for those securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

If you are a broker-dealer or participating in a distribution of the Exchange Notes, you may be required to deliver prospectuses and comply with other requirements.

If you tender your Original Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you are a broker-dealer that receives Exchange Notes for your own account in exchange for Original Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Notes.

USE OF PROCEEDS

This Exchange Offer is intended to satisfy our obligations under the Registration Rights Agreement entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer.

In consideration for issuing the Exchange Notes as contemplated by this prospectus, we will receive the Original Notes in like principal amount. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled and cannot be reissued.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges on a historical basis for each of the five years ended December 31, 2009 and the nine months ended September 30, 2010. We do not have any preferred stock outstanding. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

	Year Ended December 31,
	2005	2006	2007	2008	2009	Nine Months Ended September 30, 2010
Ratio of earnings to fixed charges	2.9x	4.4x	5.1x	5.9x	4.9x	6.7x

The ratio of earnings to fixed charges has been computed on a consolidated basis. Earnings represent income from continuing operations, less equity earnings net of distributions, plus fixed charges and income taxes. Fixed charges represent interest charges, amortization of debt discount and the estimated amount representing the interest portion of rental charges.

SELECTED FINANCIAL DATA

The following consolidated selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Current Report on Form 8-K dated October 25, 2010, and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010, and the consolidated financial statements and related notes of Union Pacific Corporation incorporated by reference herein. You should not regard the results of operations for the nine months ended September 30, 2010 to be indicative of the results that may be expected for the full fiscal year.

Millions of Dollars, Except per Share Amounts, Carloads, Employee Statistics, and Ratios	For the Year Ended,					For the Nine Months Ended September 30,
	2009	2008	2007	2006	2005 (a)	2010	2009
Operating revenues (b)	$14,143	$17,970	$16,283	$15,578	$13,578	$12,555	$10,389
Operating income	3,379	4,070	3,364	2,871	1,777	3,668	2,380
Net income	1,890	2,335	1,848	1,598	1,015	2,005	1,341
Earnings per share—basic (c)	3.76	4.57	3.47	2.97	1.93	4.01	2.67
Earnings per share—diluted (c)	3.74	4.53	3.44	2.94	1.90	3.98	2.66
Dividends declared per share (c)	1.08	0.98	0.745	0.60	0.60	0.93	0.81
Cash provided by operating activities	3,204	4,044	3,248	2,853	2,566	2,720	2,199
Cash used for capital investments	(2,354)	(2,754)	(2,467)	(2,215)	(2,140)	(1,686)	(1,808)
Cash used for common share repurchases	—	(1,609)	(1,375)	—	—	(1,019)	—
Total assets	$42,184	$39,509	$37,825	$36,318	$35,436	$43,001	$41,466
Debt due after one year	9,636	8,607	7,543	6,000	6,760	9,060	9,620
Common shareholders’ equity	16,801	15,315	15,456	15,190	13,593	17,436	16,291
Equity per common share (d)	33.27	30.43	29.62	28.11	25.49	35.36	32.29
Additional Data
Freight revenues (b)	$13,373	$17,118	$15,486	$14,791	$12,856	$11,898	$9,832
Revenue carloads (units) (000)	7,786	9,261	9,733	9,852	9,544	6,578	5,734
Operating margin (%) (e)	23.9	22.6	20.7	18.4	13.1	29.2	22.9
Operating ratio (%) (e)	76.1	77.4	79.3	81.6	86.9	70.8	77.1
Average employees (000)	43.5	48.2	50.1	50.7	49.7	42.7	44.0
Operating revenues per employee (000)	$325.1	$372.8	$325.0	$307.2	$273.2	$294.0	$236.1
Financial Ratios (%)
Debt to capital (f)	37.0	36.8	33.2	30.9	35.3	35.8	37.5
Return on average common shareholders’ equity (g)	11.8	15.2	12.1	11.1	7.8	11.7	8.5

(a)	2005 net income includes a $118 million tax expense reduction to reflect a reduction in the estimated deferred income tax liability.
(b)	Includes fuel surcharge revenue of $605 million, $2,323 million, $1,478 million, $1,619 million, and $963 million for 2009, 2008, 2007, 2006, and 2005, respectively, which partially offsets increased operating expenses for fuel. Fuel surcharge revenue is not comparable from year to year due to implementation of new mileage-based fuel surcharge programs in each respective year. See further discussion in Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Operating Revenues, Item 7 contained in our Current Report on Form 8-K dated October 25, 2010.
(c)	Earnings per share and dividends have been restated to reflect the May 28, 2008 stock split.
(d)	Equity per common share is calculated as follows: common shareholders’ equity divided by common shares issued less treasury shares outstanding. Shares have been adjusted to reflect the May 28, 2008 stock split.
(e)	Operating margin is defined as operating income divided by operating revenues. Operating ratio is defined as operating expenses divided by operating revenues.
(f)	Debt to capital is determined as follows: total debt divided by total debt plus equity.
(g)	Return on average common shareholders’ equity is determined as follows: Net income divided by average common shareholders’ equity.

DESCRIPTION OF THE EXCHANGE NOTES

Set forth below is a description of the specific terms of the Exchange Notes. This description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (as defined below). The particular provisions of the Indenture referred to below are incorporated by reference in this prospectus. Capitalized terms used in this Description of the Exchange Notes that are not defined in this prospectus have the meanings given to them in the Indenture. When used in this section, the terms “Union Pacific”, “we”, “our” and “us” refer solely to Union Pacific Corporation and not to our consolidated subsidiaries. The terms of the Exchange Notes are identical in all material respects to the terms of the Original Notes, except that the Exchange Notes will be issued in a transaction registered under the Securities Act and the transfer restrictions and registration rights relating to the Original Notes, including the right to additional interest in certain circumstances, will not apply to the Exchange Notes.

General

The Original Notes were and the Exchange Notes will be issued under an indenture (the “Indenture”) dated as of April 1, 1999 between Union Pacific and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A., (formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”).

Any Original Notes that remain outstanding after completion of the Exchange Offer, together with the Exchange Notes issued in the Exchange Offer, will be treated as a single series of securities under the Indenture. Each of the Original Notes and the Exchange Notes are initially limited in aggregate principal amount to $375,900,000. The Exchange Notes will be issued in fully registered, global form only, in denominations of $1,000 and integral multiples of $1,000 in excess thereof, and will mature on July 15, 2040. The Exchange Notes will be issued as a series of senior debt securities under the Indenture. The Indenture does not limit the amount of other debt that we may incur. We may, from time to time, without the consent of the holders of the Notes, issue other debt securities under the Indenture in addition to the Exchange Notes as may be authorized from time to time by our board of directors. We may also, from time to time, without the consent of the holders of the Notes, issue additional debt securities having the same ranking and the same interest rate, maturity and other terms as each of the Original Notes or the Exchange Notes. Any additional debt securities having those similar terms, together with the Original Notes or the Exchange Notes, as applicable, will constitute a single series of debt securities under the Indenture if such additional debt securities are fungible with the Notes for U.S. federal income tax purposes.

The Exchange Notes will bear interest at the rate of 5.78% per annum from the most recent interest payment date to which interest on the Original Notes has been paid or, if no interest has been paid on the Original Notes, from July 14, 2010. Accrued and unpaid interest will be payable semiannually on January 15 and July 15 of each year to the persons in whose names the Exchange Notes are registered at the close of business on the immediately preceding January 1 and July 1, respectively, whether or not that day is a business day.

The Exchange Notes will be unsecured obligations of Union Pacific and will rank pari passu with all other unsecured and unsubordinated indebtedness of Union Pacific.

The Exchange Notes do not provide for any sinking fund.

Other than the limitation on liens and the change of control repurchase event described below, the Indenture and the Exchange Notes do not contain any provisions that may afford you protection in the event of a highly leveraged transaction or other transaction that may occur in connection with a change of control of Union Pacific or any subsidiary.

Ranking of the Exchange Notes; Holding Company Structure

The Exchange Notes will be our direct, unsecured unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness. As a holding company, we have no material assets other than our ownership of the common stock of our subsidiaries. We will rely primarily upon distributions and other amounts received from our subsidiaries to meet the payment obligations under the Exchange Notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the Exchange Notes or otherwise to make any funds available to us. This includes the payment of dividends or other distributions or the extension of loans or advances. Further, the ability of our subsidiaries to make any payments to us would be dependent upon the terms of any credit facilities or other debt instruments of the subsidiaries and upon the subsidiaries’ earnings, which are subject to various business and other risks. In a bankruptcy or insolvency proceeding, claims of holders of the Exchange Notes would be satisfied solely from our equity interests in our subsidiaries remaining after the satisfaction of claims of creditors of the subsidiaries. Accordingly, the Exchange Notes will be effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors.

Limitation on Liens of Domestic Subsidiaries

The Indenture provides that we will not, nor will we permit any Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any stock or indebtedness, whether owned on the date of the Indenture or thereafter acquired, of any Domestic Subsidiary, to secure any debt of the Company or any other person (other than the debt securities under the Indenture), without in any such case making effective provision whereby all the outstanding debt securities shall be directly secured equally and ratably with such debt. This restriction does not include any Mortgage upon stock or indebtedness of a corporation existing at the time such corporation becomes a Domestic Subsidiary or at the time stock or indebtedness of a Domestic Subsidiary is acquired and any extension, renewal or replacement of any such Mortgage. (Section 1006)

With respect to the foregoing and pursuant to Section 101 of the Indenture:

“Debt” means indebtedness for money borrowed.

“Domestic Subsidiary” means a Subsidiary incorporated or conducting its principal operations within the United States or any State thereof.

“Mortgage” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

“Subsidiary,” when used with respect to us, means any corporation of which a majority of the outstanding voting stock is owned, directly or indirectly, by us or by one or more of our other subsidiaries, or both.

Optional Redemption

The Exchange Notes will be redeemable in whole or in part at any time and from time to time, at our option, at a redemption price equal to the greater of (i) 100% of the principal amount of the Exchange Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Exchange Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate, plus 30 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

“Treasury Rate” means, with respect to the Exchange Notes, on any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United

States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which banking institutions and trust companies are open for business in New York, New York.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Exchange Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Exchange Notes.

“Comparable Treasury Price” means the average of the Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means Barclays Capital Inc. or Credit Suisse Securities (USA) LLC and their respective successors as appointed by us, or, if such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Reference Treasury Dealer” means (i) Barclays Capital Inc. and Credit Suisse Securities (USA) LLC and their respective successors, provided, however, that if any of the foregoing is not at the time a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Notice of the redemption will be mailed to holders of the Exchange Notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the Exchange Notes are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Exchange Notes or portions thereof for redemption from the outstanding Exchange Notes not previously called by such method as the Trustee deems fair and appropriate.

Change of Control Repurchase Event

If a change of control repurchase event occurs with respect to the Exchange Notes, unless we have exercised our right to redeem the Exchange Notes as described above, we will be required to make an offer to each holder of the Exchange Notes to repurchase all or any part (in integral multiples of $1,000) of that holder’s Exchange Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Exchange Notes repurchased plus any accrued and unpaid interest on the Exchange Notes repurchased to, but not including, the date of repurchase. Within 30 days following a change of control repurchase event or, at our option, prior to a change of control, but after the public announcement of the change of control, we will mail a notice to each holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase Exchange Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Exchange Notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the Exchange Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the Exchange Notes by virtue of such conflict.

On the repurchase date following a change of control repurchase event, we will, to the extent lawful:

(1) accept for payment all Exchange Notes or portions of Exchange Notes properly tendered pursuant to our offer;

(2) deposit with the Trustee an amount equal to the aggregate purchase price in respect of all Exchange Notes or portions of Exchange Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Exchange Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Exchange Notes being purchased by us and that all conditions precedent provided for in the Indenture to the repurchase offer and to the repurchase by us of Exchange Notes pursuant to the repurchase offer have been complied with.

The Trustee will promptly mail to each holder of Exchange Notes properly tendered the purchase price for the Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a note equal in principal amount to any unpurchased portion of any Exchange Notes surrendered; provided that each such note will be in a principal amount of an integral multiple of $1,000.

We will not be required to make an offer to repurchase the Exchange Notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Exchange Notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“below investment grade ratings event” means, with respect to the Exchange Notes, on any day within the 60-day period (which period shall be extended so long as the rating of the Exchange Notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control; or (2) public notice of the occurrence of a change of control or the intention by Union Pacific to effect a change of control, the Exchange Notes are rated below investment grade by each of the rating agencies. Notwithstanding the foregoing, a below investment grade ratings event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a below investment grade ratings event for purposes of the definition of change of control repurchase event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the ratings event).

“change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Union Pacific or our subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of our voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“change of control repurchase event” means the occurrence of both a change of control and a below investment grade ratings event with respect to the Exchange Notes.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc.

“rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Exchange Notes or fails to make a rating of the Exchange Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The change of control repurchase event feature of the Exchange Notes may in certain circumstances make more difficult or discourage a sale or takeover of Union Pacific and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including asset sales, acquisitions, refinancings or other recapitalizations, that would not constitute a change of control repurchase event under the Exchange Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the Exchange Notes.

We may not have sufficient funds to repurchase all the Exchange Notes upon a change of control repurchase event.

Consolidation, Merger, Sale or Conveyance

The Indenture provides that we may not consolidate with or merge into any other corporation or convey or transfer our properties and assets substantially as an entirety to any person, unless:

•

the successor is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on all the outstanding debt securities under the Indenture and the performance of every covenant in the Indenture to be performed or observed by us;

•

immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

•

we deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction. (Section 801)

In case of any such consolidation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for us as obligor on the debt securities, with the same effect as if it had been named in the Indenture as us. (Section 802)

Events of Default

The following events are defined in the Indenture as “Events of Default” with respect to the Exchange Notes:

1. default for 30 days in payment of any interest on the Exchange Notes;

2. default in payment of principal of or any premium on the Exchange Notes at maturity;

3. default in payment of any sinking or purchase fund or analogous obligation, if any, of the Exchange Notes;

4. a default by us in the performance of any other covenant or warranty contained in the Indenture for the benefit of the Exchange Notes which shall not have been remedied for a period of 90 days after we receive notice as specified in the Indenture; and

5. certain events of our bankruptcy, insolvency and reorganization. (Section 501)

A default under other indebtedness of the Company will not be a default under the Indenture and a default under one series of debt securities will not necessarily be a default under another series.

The Indenture provides that if an Event of Default described in clause (1), (2), (3) or (4) above (if the Event of Default under clause (4) is with respect to less than all series of debt securities then outstanding under the Indenture) shall have occurred and is continuing with respect to the Exchange Notes, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Exchange Notes then outstanding may declare the principal amount of all outstanding Exchange Notes and the interest accrued thereon, if any, to be due and payable immediately. The Indenture provides that if an Event of Default described in clause (4) or (5) above (if the Event of Default under clause (4) is with respect to all series of debt securities then outstanding under the Indenture) shall have occurred and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of all debt securities then outstanding under the Indenture, treated as one class, may declare the principal amount, or, if any series are original issue discount securities, such portion of the principal amount as specified in such series, of all debt securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately. Upon certain conditions, such declarations may be annulled and past defaults may be waived by the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding on behalf of the holders of all debt securities. However, defaults in the payment of principal of, any premium on, or any interest on such debt may not be waived. (Sections 502 and 513)

Under the Indenture, the Trustee must give notice to the holders of the Exchange Notes of all uncured defaults known to it with respect to the Exchange Notes within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods). However, except in the case of default in the payment of principal of, any premium on, or any interest on any of the Exchange Notes, or default in the payment of any sinking or purchase fund installment or analogous obligations, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Exchange Notes. (Section 602)

A holder of the Exchange Notes may not institute any action under the Indenture unless:

•	such holder shall have given the Trustee written notice of a continuing Event of Default with respect to Exchange Notes;

•	the holders of not less than 25% in aggregate principal amount of the Exchange Notes then outstanding shall have requested the Trustee to institute proceedings in respect of such Event of Default;

•	such holder or holders shall have offered the Trustee such reasonable indemnity as the Trustee may require;

•	the Trustee shall have failed to institute an action for 60 days thereafter; and

•	no inconsistent direction shall have been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the Exchange Notes. (Section 507)

The holders of a majority in aggregate principal amount of the Exchange Notes then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Exchange Notes. (Section 512) The Indenture provides that, in case an Event of Default shall occur and be continuing, the Trustee, in exercising its rights and powers under the Indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. (Section 601) The Indenture further provides that the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it. (Section 601)

Modification of the Indenture

We and the Trustee may, without the consent of the holders of the Exchange Notes, enter into one or more supplemental indentures for, among others, one or more of the following purposes, provided that in the case of clauses (2), (3), (4) and (6), the interests of the holders of Exchange Notes would not be adversely affected:

1. to evidence the succession of another corporation to us, and the assumption by such successor of our obligations under the Indenture and the Exchange Notes;

2. to add covenants by us, or surrender any of our rights conferred by the Indenture, for the benefit of the holders of the Exchange Notes;

3. to cure any ambiguity, omission, defect or inconsistency in or make any other provision with respect to questions arising under the Indenture;

4. to establish the form or terms of any series of debt securities, including any subordinated securities;

5. to evidence and provide for the acceptance of any successor trustee with respect to the Exchange Notes or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the Indenture; and

6. to provide any additional Events of Default. (Section 901)

The Indenture or the rights of the holders of the Exchange Notes may be modified by us and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Exchange Notes then outstanding, but no such modification may be made without the consent of the holder of each outstanding Exchange Note affected thereby which would:

•

change the maturity of any payment of principal of, or any premium on, or any installment of interest on the Exchange Notes, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date;

•

change any place of payment where, or the coin or currency in which, the Exchange Notes or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be;

•

reduce the percentage in principal amount of the outstanding Exchange Notes, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture; or

•

modify any of the provisions of certain sections of the Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Exchange Note affected thereby. (Section 902)

Sinking Fund

There is no provision for a sinking fund for the Exchange Notes.

Defeasance

Under certain circumstances, we will be deemed to have discharged the entire indebtedness on all of the outstanding Exchange Notes by defeasance. The provisions of Section 403 of the Indenture relating to defeasance and discharge of indebtedness will apply to the Exchange Notes.

We will be deemed to have paid and discharged the entire indebtedness on all the outstanding Exchange Notes by, in addition to meeting certain other conditions, depositing with the Trustee either:

(1) as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on all Exchange Notes for principal, premium, if any, and interest; or

(2) as obligations in trust such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the U.S. government as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all Exchange Notes for principal, premium, if any, and interest, and satisfying certain other conditions precedent specified in the Indenture. (Section 403)

In the event of any such defeasance, holders of the Exchange Notes would be able to look only to such trust fund for payment of principal of, any premium on, and any interest on their debt securities.

A defeasance is likely to be treated as a taxable exchange by holders of the Exchange Notes for an issue consisting of either obligations of the trust or a direct interest in the cash and securities held in the trust, with the result that such holders would be required for tax purposes to recognize gain or loss as if such obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Exchange Notes. In addition, if the holders are treated as the owners of their proportionate share of the cash or securities held in trust, such holders would then be required to include in their income for tax purposes any income, gain or loss attributable thereto even though no cash was actually received. Thus, such holders might be required to recognize income for tax purposes in different amounts and at different times than would be recognized in the absence of defeasance. You are urged to consult your own tax advisor as to the specific consequences of defeasance.

Governing Law

The Indenture and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), acts as Trustee under the Indenture. The Bank of New York Mellon Trust Company, N.A. conducts normal banking relationships with us and certain of our subsidiaries and, in addition, is a participant in various financial agreements of the Company. The Bank of New York Mellon Trust Company, N.A. acts as trustee under certain equipment trust agreements of Union Pacific Railroad Company and trustee under various indentures in respect of certain of our securities and of securities of our subsidiaries.

The Trust Indenture Act of 1939 contains limitations on the rights of the Trustee, should it become a creditor of Union Pacific, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of those claims, as security or otherwise. The Trustee is permitted to engage in other transactions with Union Pacific and our subsidiaries from time to time, provided that if the Trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the Indenture, or else resign.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the issuance of the Original Notes, we entered into a Registration Rights Agreement with dealer managers, under which we agreed to file and to use our reasonable best efforts to have declared effective an exchange offer registration statement under the Securities Act and to consummate an Exchange Offer.

We are making the Exchange Offer in reliance on the position of the SEC as set forth in certain no–action letters. However, we have not sought our own no–action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Notes who exchanges Original Notes for Exchange Notes in the Exchange Offer generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

Any holder of the Original Notes using the Exchange Offer to participate in a distribution of Exchange Notes cannot rely on the no–action letters referred to above. Any broker–dealer who holds Original Notes acquired for its own account as a result of market–making activities or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See “Plan of Distribution”.

Each broker–dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker–dealer as a result of market–making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution”.

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

The Exchange Offer is not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange

Upon the terms and subject to the conditions of the Exchange Offer, we will accept any and all Original Notes validly tendered at or prior to 5:00 p.m., New York time, on the Expiration Date for the Exchange Offer. Promptly after the Expiration Date (unless extended as described in this prospectus), we will issue an aggregate principal amount of up to $375,900,000 of Exchange Notes for a like principal amount of outstanding Original Notes tendered and accepted in connection with the Exchange Offer. The Exchange Notes issued in connection with the Exchange Offer will be delivered promptly after the Expiration Date. Holders may tender some or all of their Original Notes in connection with the Exchange Offer, but only in principal amounts of $1,000 or in integral multiples of $1,000 in excess thereof.

The terms of the Exchange Notes will be identical in all material respects to the terms of the Original Notes, except that the Exchange Notes will have been registered under the Securities Act and will be issued free from any covenant regarding registration, including the payment of additional interest upon a failure to file or have declared effective an exchange offer registration statement or to complete the Exchange Offer by certain dates. The Exchange Notes will evidence the same debt as the Original Notes and will be issued under the same Indenture and be entitled to the same benefits under that Indenture as the Original Notes being exchanged. As of the date of this prospectus, $375,900,000 in aggregate principal amount of the Original Notes are outstanding.

In connection with the issuance of the Original Notes, we arranged for the Original Notes issued to qualified institutional buyers and those issued in reliance on Regulation S under the Securities Act to be issued and transferable in book–entry form through the facilities of DTC, acting as depositary. Except as described under “Book–Entry Notes”, Exchange Notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book–entry form through DTC. See “Book–Entry Notes”.

Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer. Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Indenture, but certain registration and other rights under the Registration Rights Agreement will terminate and holders of the Original Notes will generally not be entitled to any registration rights under the Registration Rights Agreement. See “— Consequences of Failures to Properly Tender Original Notes in the Exchange Offer”.

We shall be considered to have accepted validly tendered Original Notes if and when we have given oral (to be followed by prompt written notice) or written notice to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the Expiration Date for the Exchange Offer.

Holders who tender Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Original Notes in connection with the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “—Fees and Expenses”.

Expiration Date; Extensions; Amendments

The Expiration Date for the exchange offer is 5:00 p.m., New York City time, on                 ,         , unless extended by us in our sole discretion, in which case the term “Expiration Date” shall mean the latest date and time to which the exchange offer is extended.

We reserve the right, in our sole discretion:

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to delay accepting any Original Notes, to extend the Exchange Offer or to terminate the Exchange Offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral (to be followed by prompt written notice) or written notice of the delay, extension or termination to the Exchange Agent; or

•	to amend the terms of the Exchange Offer in any manner.

If we amend the Exchange Offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the Exchange Offer for a period of five to ten business days.

If we determine to extend, amend or terminate the Exchange Offer, we will publicly announce this determination by making a timely release through an appropriate news agency.

If we delay accepting any Original Notes or terminate the Exchange Offer, we promptly will return any Original Notes deposited pursuant to the Exchange Offer as required by Rule 14e–1(c).

Interest on the Exchange Notes

The Exchange Notes will bear interest at the rate of 5.78% per annum from the most recent date to which interest on the Original Notes has been paid or, if no interest has been paid on such Original Notes, from July 14, 2010. Interest will be payable semiannually on January 15 and July 15 of each year to the persons in whose names the Exchange Notes are registered at the close of business on the immediately preceding January 1 and July 1, respectively, whether or not that day is a business day.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and we may terminate the Exchange Offer or, at our option, modify, extend or otherwise amend the Exchange Offer, if any of the following conditions exist on or prior to the Expiration Date:

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an action or event shall have occurred, been threatened, or may occur or an action shall have been taken, and a statute, rule, regulation, judgment, order, stay, decree or injunction shall have been issued, promulgated, enacted, entered, enforced or deemed to be applicable to the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer by or before any court or governmental regulatory or administrative agency, authority, instrumentality or tribunal, including, without limitation, taxing authorities, that either:

(a) challenges the making of the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer or might, directly or indirectly, be expected to prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any manner, the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer; or

(b) in our reasonable judgment, could materially adversely affect our (or our subsidiaries’) business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or impair the contemplated benefits to us of the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer;

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there shall have occurred (a) any general suspension of or limitation on trading in securities in the United States securities or financial markets, whether or not mandatory, (b) any material adverse change in the prices of the Original Notes that are the subject of the Exchange Offer, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, whether or not mandatory, (e) a material escalation or commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to the United States, if the effect of any such event, in the Company’s reasonable judgment makes it impracticable or inadvisable to proceed with the Exchange Offer, (f) any limitation, whether or not mandatory, by any governmental authority on, or other event in the Company’s reasonable judgment, having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (g) any material adverse change in the securities or financial markets in the United States generally or (h) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; and

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the Trustee with respect to the Indenture for the Original Notes that are the subject of the Exchange Offer and the Exchange Notes to be issued in the Exchange Offer shall have been directed by any holders of Original Notes to object in any respect to, or take any action that could, in our reasonable judgment, adversely affect the consummation of the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer, or the Trustee shall have taken any action that challenges the validity or effectiveness of the procedures used by us in making the Exchange Offer or the exchange of Original Notes for Exchange Notes under the Exchange Offer.

The foregoing conditions are for our sole benefit and may be waived by us, in whole or in part, in our absolute discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the Expiration Date:

•	terminate the Exchange Offer and promptly return all tendered Original Notes to the respective tendering holders;

•	modify, extend or otherwise amend the Exchange Offer and retain all tendered Original Notes until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

•	waive the unsatisfied conditions with respect to the Exchange Offer and accept all Original Notes tendered and not previously validly withdrawn.

In addition, subject to applicable law, we may in our absolute discretion terminate the Exchange Offer for any other reason or for no reason.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of Original Notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the Exchange Offer described in this prospectus and in the letter of transmittal. The participation in the Exchange Offer by a tendering holder of Original Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Original Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Absence of Appraisal and Dissenters’ Rights

Holders of the Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer.

Procedures for Tendering

If you wish to participate in the Exchange Offer and your Original Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Original Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline.

To participate in the Exchange Offer, you must either:

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complete, sign and date a letter of transmittal, or a facsimile thereof, in accordance with the instructions in the letter of transmittal, including guaranteeing the signatures to the letter of transmittal, if required, and mail or otherwise deliver the letter of transmittal or a facsimile thereof, together with the certificates representing your Original Notes specified in the letter of transmittal, to the Exchange Agent at the address listed in the letter of transmittal, for receipt on or prior to the Expiration Date; or

•	comply with the Automated Tender Offer Program (“ATOP”) procedures for book–entry transfer described below on or prior to the Expiration Date.

The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for ATOP with respect to book-entry notes held through DTC. The letter of transmittal, or a facsimile thereof, with any required signature guarantees, or, in the case of book–entry transfer, an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at its address set forth below under the caption “Exchange Agent”. Original Notes will not be deemed to have been tendered until the letter of transmittal and signature guarantees, if any, or agent’s message, is received by the Exchange Agent. We have not provided guaranteed delivery procedures in conjunction with the Exchange Offer or under this prospectus.

The tender by a holder of Original Notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of Original Notes, the letter of transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the Exchange Agent on or prior to the Expiration Date. Do not send the letter of transmittal or any Original Notes to anyone other than the Exchange Agent.

If you are tendering your Original Notes in exchange for Exchange Notes and anticipate delivering your letter of transmittal and other documents other than through DTC, we urge you to contact promptly a bank, broker or other intermediary that has the capability to hold notes custodially through DTC to arrange for receipt of any Original Notes to be delivered pursuant to the Exchange Offer and to obtain the information necessary to provide the required DTC participant with account information in the letter of transmittal.

If you are a beneficial owner which holds Original Notes through Euroclear (as defined herein) or Clearstream (as defined herein) and wish to tender your Original Notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered Original Notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering Original Notes.

Book-Entry Delivery Procedures for Tendering Original Notes Held with DTC

If you wish to tender Original Notes held on your behalf by a participant with DTC, you must:

•	inform the participant of your interest in tendering your Original Notes pursuant to the Exchange Offer; and

•	instruct the participant to tender all Original Notes you wish to be tendered in the Exchange Offer into the Exchange Agent’s account at DTC on or prior to the Expiration Date.

Any financial institution that is a participant in DTC, including Euroclear and Clearstream, must tender Original Notes by effecting a book–entry transfer of Original Notes to be tendered in the Exchange Offer into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of the Exchange Offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”) tendering Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Proper Execution and Delivery of the Letter of Transmittal

Signatures on a letter of transmittal or notice of withdrawal described under “—Withdrawal of Tenders”, as the case may be, must be guaranteed by an eligible guarantor institution unless the Original Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled “Special Issuance

Instructions” or “Special Delivery Instructions” on the letter of transmittal or (ii) for the account of an eligible guarantor institution. An “eligible guarantor institution” is one of the following firms or other entities identified in Rule 17Ad–15 under the Exchange Act (as the terms are used in Rule 17Ad–15):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, that guarantee must be made by an eligible institution.

If the letter of transmittal is signed by the holders of Original Notes tendered thereby, the signatures must correspond with the names as written on the face of the Original Notes or on the DTC security position listing without any change whatsoever. If any of the Original Notes tendered thereby are held by two or more holders, each holder must sign the letter of transmittal. If any of the Original Notes tendered thereby are registered in different names on different Original Notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If Original Notes that are not tendered for exchange pursuant to the Exchange Offer are to be returned to a person other than the tendering holder, certificates for those Original Notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the holder of any Original Notes listed in the letter of transmittal, those Original Notes must be properly endorsed or accompanied by a properly completed bond power, signed by the holder exactly as the holder’s name appears on those Original Notes. If the letter of transmittal or any Original Notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of Original Notes waive any right to receive any notice of the acceptance for exchange of their Original Notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing Original Notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, Original Notes not tendered or exchanged will be returned to the tendering holder.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Original Notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Original Notes determined by us not to be in proper form or not to be tendered properly or any tendered Original Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular Original Notes, whether or not waived in the case of other Original Notes. Our interpretation of the terms and conditions of the Exchange Offer, including the terms and instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Original Notes, neither we, the Exchange Agent nor any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Original Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Any holder whose Original Notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the Trustee of the Original Notes. Holders may contact the Exchange Agent for assistance with these matters.

In addition, we reserve the right, as set forth above under the caption “—Conditions to the Exchange Offer”, to terminate the Exchange Offer. By tendering, each holder represents and acknowledges to us, among other things, that:

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it has full power and authority to tender, sell, assign and transfer the Original Notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the Exchange Notes acquired in connection with the Exchange Offer are being obtained in the ordinary course of business of the person receiving the Exchange Notes;

•	at the time of commencement of the Exchange Offer it had no arrangement or understanding with any person to participate in a distribution of such Exchange Notes;

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it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of our company, or if it is an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes; and

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if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Withdrawal of Tenders

Tenders of Original Notes in the Exchange Offer may be validly withdrawn at any time prior to the Expiration Date.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent prior to the Expiration Date at its address set forth below under the caption “Exchange Agent”. The withdrawal notice must:

(1) specify the name of the tendering holder of Original Notes;

(2) bear a description of the Original Notes to be withdrawn;

(3) specify, in the case of Original Notes tendered by delivery of certificates for those Original Notes, the certificate numbers shown on the particular certificates evidencing those Original Notes;

(4) specify the aggregate principal amount represented by those Original Notes;

(5) specify, in the case of Original Notes tendered by delivery of certificates for those Original Notes, the name of the registered holder, if different from that of the tendering holder, or specify, in the case of Original Notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn Original Notes; and

(6) be signed by the holder of those Original Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those Original Notes.

The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the Original Notes have been tendered for the account of an eligible guarantor institution.

Withdrawal of tenders of Original Notes may not be rescinded, and any Original Notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offer. Validly withdrawn Original Notes may, however, be re-tendered by again following one of the procedures described in “—Procedures for Tendering” on or prior to the Expiration Date.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as Exchange Agent in connection with the Exchange Offer. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the Exchange Agent at its offices at The Bank of New York Mellon Trust Company, N.A., Corporate Trust Operations, Reorganization Unit, 101 Barclay Street 7E, New York, New York 10286. The Exchange Agent’s telephone number is (212) 815-3687 and facsimile number is (212) 298-1915.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. We will pay certain other expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and certain accountant and legal fees.

Holders who tender their Original Notes for exchange will not be obligated to pay transfer taxes. If, however:

•	Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered;

•	tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

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a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the Exchange Offer; then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Consequences of Failures to Properly Tender Original Notes in the Exchange Offer

Issuance of the Exchange Notes in exchange for the Original Notes under the Exchange Offer will be made only after timely receipt by the Exchange Agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange. Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate.

In the event the Exchange Offer is completed, we generally will not be required to register the remaining Original Notes, subject to limited exceptions. Remaining Original Notes will continue to be subject to the following restrictions on transfer:

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the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the Exchange Offer, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offer—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid”.

BOOK-ENTRY NOTES

The Exchange Notes will be represented by one or more permanent global Exchange Notes in definitive, fully registered form without interest coupons. Each beneficial interest in a global Exchange Note is referred to as a “book-entry note.” Each global Exchange Note representing “book-entry notes will be deposited with the Trustee, as custodian for, and registered in the name of, a nominee of The Depository Trust Company, as depositary, located in the Borough of Manhattan, The City of New York (“DTC”).

The book-entry notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the book-entry notes through either DTC (in the U.S.) or Clearstream Banking, société anonyme (“Clearstream” or “Clearstream Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. The book-entry notes will be held in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global Exchange Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Clearstream Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations (“Clearstream Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant either directly or indirectly. Distributions with respect to Exchange Notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator was launched on December 31, 2000, and replaced Morgan Guaranty Trust

Company of New York as the operator of and banker to the Euroclear system. The Euroclear Operator has capital of approximately EUR 1 billion. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis, without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to the Exchange Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

So long as the Exchange Notes are held in global form, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by that global Exchange Note for all purposes under the Indenture and the Exchange Notes. No beneficial owner of an interest in a global Exchange Note will be able to transfer that interest, except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture.

Union Pacific has been advised by DTC that upon the issuance of global Exchange Notes representing book-entry notes, and the deposit of those global Exchange Notes with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the book-entry notes represented by those global Exchange Notes to the accounts of participants.

Payments of principal of and any premium and interest on book-entry notes will be made to DTC or its nominee, as the case may be, as the registered owner of those Exchange Notes. Those payments to DTC or its nominee, as the case may be, will be made in immediately available funds at the offices of The Bank of New York, as paying agent, in the Borough of Manhattan, The City of New York, provided that, in the case of payments of principal and any premium, the global Exchange Notes are presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal procedures. None of Union Pacific, the trustee or any agent of Union Pacific or the trustee will have any responsibility or liability for any aspect of DTC’s records or any participant’s records relating to or payments made on account of book-entry notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s records relating to book-entry notes.

Union Pacific expects that DTC or its nominee, upon receipt of any payment of principal of or any premium or interest in respect of a global Exchange Note, will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global Exchange Notes, as shown on the records of DTC or its nominee.

Union Pacific also expects that payments by participants to owners of beneficial interests in book-entry notes held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of those participants.

Union Pacific expects that DTC will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account or accounts the depositary interests in a global Exchange Note are credited and only in respect of the portion of the aggregate principal amount of the Exchange Notes as to which that participant or participants has or have given that direction. However, if there is an event of default under the Exchange Notes, DTC will exchange the applicable global Exchange Note for definitive Exchange Notes in registered form, which it will distribute to its participants.

Union Pacific understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code, and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among participants through electronic book-entry changes in accounts of its participants and certain other organizations, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own interests in DTC. Indirect access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global Exchange Note among participants of DTC, it is under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. Neither Union Pacific nor the trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of its respective obligations under the rules and procedures governing their operations.

The global Exchange Notes representing book-entry notes may not be transferred except as a whole by a nominee of DTC to DTC or to another nominee of DTC, or by DTC or the nominee to a successor of DTC or a nominee of the successor.

The global Exchange Notes representing the book-entry notes are exchangeable for definitive Exchange Notes in registered form, of like tenor and of an equal aggregate principal amount, only if:

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DTC notifies Union Pacific that it is unwilling or unable to continue as a depositary for the global Exchange Note, or if at any time DTC ceases to be a Clearing Agency registered under the Exchange Act, and a successor depositary is not appointed by Union Pacific within 90 days after it receives such notice or becomes aware of such cessation; or

•	Union Pacific in its sole discretion and subject to DTC’s procedures determines that the book-entry notes will be exchangeable for definitive Exchange Notes in registered form.

Any global Exchange Note representing book-entry notes that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive Exchange Notes in registered form, of like tenor and of an equal aggregate principal amount, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof. Upon the exchange of a global Exchange Note for definitive Exchange Notes, that global Exchange Note will be canceled by the trustee and the definitive Exchange Notes will be registered in the names and in the authorized denominations as DTC, pursuant to instructions from its participants, any indirect participants or otherwise, instructs the trustee. The trustee will deliver those Exchange Notes to the persons in whose names those Exchange Notes are registered and will recognize those persons as the holders of those Exchange Notes.

Except as provided above, owners of book-entry notes will not be entitled to receive physical delivery of Exchange Notes in definitive form and will not be considered the holders of those Exchange Notes for any purpose under the Indenture, and no global Exchange Note representing book-entry notes will be exchangeable, except for another global Exchange Note of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a book-entry note must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under that global Exchange Note or the Indenture. The Indenture provides that DTC, as a holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the Indenture. Union Pacific understands that under existing industry practices, if Union Pacific requests any action of holders or an owner of a book-entry note desires to give or take any action a holder is entitled to give or take under the Indenture, DTC or its nominee would authorize the participants owning the relevant book-entry notes to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Clearance and Settlement Procedures

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC’s rules and will be settled in same-day funds. Secondary market trading between Clearstream Luxembourg Participants and/or Euroclear Participants will be effected in the ordinary way, in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through participants in DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system, in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Exchange Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of book-entry notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits or any transactions in such Exchange Notes settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of Exchange Notes by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a DTC participant will be received on DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Exchange Notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences of the Exchange Offer to holders of Original Notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that holds such Original Notes as a capital asset within the meaning of Section 1221 of the Code.

An exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. Federal income tax consequences to holders who exchange their Original Notes for Exchange Notes in connection with the Exchange Offer and any such holder will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Original Notes immediately before the exchange.

The foregoing discussion of certain U.S. federal income tax considerations does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of Original Notes considering this Exchange Offer should consult its own tax advisor regarding the tax consequences of the Exchange Offer to it, including those under state, foreign and other tax laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, during this period, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes will be passed upon for us by James J. Theisen, Jr., Esquire, Associate General Counsel and Assistant Secretary of the Company, or another senior corporate counsel designated by us and certain other matters in connection with the Exchange Notes will be passed upon for us by Chapman and Cutler LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K dated October 25, 2010, and the effectiveness of Union Pacific Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph regarding the change in the method of accounting for rail grinding costs discussed in Note 3 to the consolidated financial statements and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and the related financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

UNION PACIFIC CORPORATION

Offer to Exchange

Up to $375,900,000 Principal Amount of

5.78% Notes due 2040

for

a Like Principal Amount of

5.78% Notes due 2040

which have been registered under the Securities Act of 1933

PROSPECTUS

                    , 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 16-10a-901 et seq. of the Utah Revised Business Corporation Act grants to a corporation the power to indemnify a person made a party to a lawsuit or other proceeding because such person is or was a director or officer. A corporation is further empowered to purchase insurance on behalf of any person who is or was a director or officer against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such capacity. The Company’s by-laws provide for mandatory indemnification of its directors, officers and employees in certain circumstances. The Company maintains insurance on behalf of directors and officers against liability asserted against them arising out of their status as such.

The Company’s revised articles of incorporation, incorporated herein as Exhibit 3.1 to this registration statement, eliminate in certain circumstances the personal liability of directors of the Company for monetary damages for a breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director for (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) a violation of Section 16-10a-842 of the Utah Revised Business Corporation Act (relating to the liability of directors for unlawful distributions) or (iv) an intentional violation of criminal law.

Item 21.	Exhibits.

The attached Exhibit Index is incorporated by reference.

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Union Pacific Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 29th day of October, 2010.

UNION PACIFIC CORPORATION

By:	/S/ ROBERT M. KNIGHT, JR.
Name:	Robert M. Knight, Jr.
Title:	Executive Vice President – Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of October, 2010.

SIGNATURE	TITLE

/S/ JAMES R. YOUNG James R. Young	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ ROBERT M. KNIGHT, JR. Robert M. Knight, Jr.	Executive Vice President-Finance and Chief Financial Officer (Principal Financial Officer)

/S/ JEFFREY P. TOTUSEK Jeffrey P. Totusek	Vice President and Controller (Principal Accounting Officer)

* Andrew H. Card, Jr.	Director

* Erroll B. Davis, Jr.	Director

* Thomas J. Donohue	Director

* Archie W. Dunham	Director

* Judith Richards Hope	Director

* Charles C. Krulak	Director

* Michael R. McCarthy	Director

* Michael W. McConnell	Director

* Thomas F. McLarty III	Director

SIGNATURE	TITLE

* Stephen R. Rogel	Director

* Jose H. Villarreal	Director

*By	/S/ JAMES J. THEISEN, JR.
James J. Theisen, Jr. As Attorney-in-Fact

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement and incorporated by reference herein.

Exhibit Number		Description of Exhibit

3.1	—	Revised Articles of Incorporation of Union Pacific Corporation, as amended through May 1, 2008, incorporated by reference to Exhibit 3(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

3.2	—	By-laws of Union Pacific Corporation, as amended effective as of May 14, 2009, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, dated May 15, 2009.

4.1	—	Indenture, dated as of April 1, 1999, between Union Pacific Corporation and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), Trustee, incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (File No. 333-75989), dated April 9, 1999.

4.2	—	Form of Debt Security, incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (File No. 33-59323), dated May 12, 1995.

5.1	—	Opinion and consent of James J. Theisen, Jr., Esquire, Associate General Counsel and Assistant Secretary for the Company.

12.1	—	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

21.1	—	Subsidiaries of Union Pacific Corporation

23.1	—	Consent of Deloitte & Touche LLP.

23.2	—	Consent of James J. Theisen, Jr., Esquire, Associate General Counsel and Assistant Secretary for the Company (included in Exhibit 5.1).

24	—	Powers of Attorney.

25.1	—	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Indenture.

99.1	—	Form of Letter of Transmittal.

99.2	—	Form of Letter to Clients.

99.3	—	Form of Letter to Brokers.

99.4	—	Form of Guidelines for Certificate of Taxpayer Identification Number on Substitute Form W-9 (included in Exhibit 99.1).